Exhibit 99.1

SMSC Reports Second Quarter of Fiscal Year 2012 Financial Results

Hauppauge, N.Y. – September 27, 2011 – SMSC (NASDAQ: SMSC) today announced financial results for its second quarter of fiscal 2012, ended August 31, 2011.

Highlights:
•	Record quarterly revenue at $112.6 million,
•	Record cash from operations of $30.5 million,
•	Cash and investments increased to $173 million,
•	Share repurchases totaled approximately $10 million during the quarter.

Total revenue for the second quarter of fiscal 2012 was $112.6 million, an increase of approximately 8 percent when compared to the same prior year period and an increase of approximately 9 percent sequentially.  Second quarter revenue included $8.7 million in sales related to the BridgeCo acquisition. Non-GAAP gross margin was 54.6 percent compared to 57.4 percent for the same prior year period and 56.4 percent in the first quarter of fiscal 2012. GAAP gross margin was 53.6 percent compared to 56.4 percent for the same prior year period and 53.9 percent in the first quarter of fiscal 2012.   Non-GAAP net income was $8.4 million, or $0.36 per diluted share, compared to non-GAAP net income of $11.5 million, or $0.51 per diluted share in the second quarter of fiscal 2011 and $11.0 million, or $0.47 per diluted share in the first quarter of fiscal 2012. GAAP net income for the second quarter of fiscal 2012 was $11.9 million, or $0.51 per diluted share, compared to GAAP net income of $12.9 million, or $0.57 per diluted share for the same prior year period and $6.2 million, or $0.26 per diluted share in the first quarter of fiscal 2012.

“Despite a very challenging macro environment, SMSC delivered record revenue in the second quarter of fiscal 2012,” said Christine King, President & Chief Executive Officer.  “Automotive and wireless audio sales were strong, with automotive reaching a record level in the second quarter.  Revenue from the BridgeCo acquisition exceeded our expectations and we look forward to continued growth in our wireless audio product line as consumers increasingly adopt wireless systems in the home and automobile.  Cash and investments grew to approximately $173 million and our cash flow and inventory positions improved significantly since the first quarter, the period in which we launched our business process reengineering effort in Asia.”
Ms. King continued, “For the third quarter, we expect sales in the range of $105 million to $110 million, down two to seven percent.  We expect modest sequential growth in consumer and automotive sales while PC and industrial sales are anticipated to decline.  For the second half of fiscal 2012, while computing and consumer demand is expected to be challenged, we anticipate continued growth in our automotive and wireless audio product sales.”

Business Outlook
Looking ahead to the third quarter of fiscal 2012, the Company expects:

•	Revenue in the range of $105 to $110 million,
•	Non-GAAP gross margin to be approximately flat sequentially,
•	Non-GAAP operating expenses to be approximately flat sequentially,
•	The non-GAAP effective tax rate is estimated to be approximately 40 percent,
•	Non-GAAP earnings per diluted share in the range of $0.30 to $0.37.

The unaudited non-GAAP financial measures in this release, including the business outlook, exclude charges and credits for stock appreciation rights (SARs), restricted stock units and stock options associated with the accounting pursuant to FASB ASC 718, the amortization of acquired intangible assets, restructuring charges and executive transition costs, costs associated with business acquisition related activities including transaction costs, inventory write-up and write-off on acquisitions, the revaluation of contingent consideration and compensation expense on acquisitions, and transaction costs related to the building sale and the gain on release of a claim liability.

Conference Call and Webcast Information
Christine King, President and Chief Executive Officer of SMSC, will host a conference call and webcast on September 27, 2011 at 5:00 PM ET, to discuss the Company’s second quarter fiscal 2012 financial results and its business outlook. The teleconference may be accessed by dialing 1-888-206-4916 in the U.S. or 1-913-312-0726 from outside of the U.S.  The teleconference confirmation code is 1542683.  A replay of the call will also be available from September 27 through October 4, 2011.  The replay dial-in number is 888-203-1112 in the U.S. or 719-457-0820 for international callers.  The replay passcode is 1542683.  A webcast, along with presentation materials, will be accessible via the investor relations section of SMSC’s website at www.smsc.com.

Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  SMSC also presents unaudited non-GAAP supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis.  Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our ability to realize the expected benefits of acquisitions; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions. SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers. The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices and other applications. SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, Kleer® and JukeBlox® wireless audio, embedded system control and analog solutions, including thermal management and RightTouch® capacitive sensing. SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India. Additional information is available at www.smsc.com.

SMSC, MOST, Kleer and JukeBlox are registered trademarks and Smart Mixed-Signal Connectivity, TrueAuto and RightTouch are trademarks of Standard Microsystems Corporation.
Contact
Carolynne Borders
Vice President, Corporate Communications & Investor Relations
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,		August 31,

	2011	2010	2011	2010

Sales and revenues	$112,581	$104,084	$216,076	201,243
Costs of goods sold	52,237	45,426	99,947	90,790

Gross profit on sales and revenues	60,344	58,658	116,129	110,453

Costs and expenses:
Research and development	22,632	19,763	47,159	43,582
Selling, general and administrative	16,234	16,045	39,463	41,399
Restructuring charges	356	47	699	868
Revaluation of contingent consideration	(398)	457	(381)	457
Income from operations	21,520	22,346	29,189	24,147

Interest income	69	174	187	318
Interest expense	(39)	(66)	(76)	(95)
Other (expense) income, net	(99)	(181)	43	(336)

Income before provision for income taxes	21,451	22,273	29,343	24,034

Provision for income taxes	9,560	9,371	11,274	10,505

Net income	$11,891	$12,902	$18,069	$13,529

Net income per share:
Basic	$0.52	$0.57	$0.78	$0.60

Diluted	$0.51	$0.57	$0.77	$0.59

Weighted average common shares outstanding:
Basic	23,065	22,606	23,047	22,540
Diluted	23,493	22,756	23,516	22,772

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	August 31, 2011	February 28, 2011
Assets
Current assets:
Cash and cash equivalents	$144,417	$170,387
Accounts receivable, net	63,819	64,714
Inventories	49,872	47,232
Deferred income taxes	15,062	31,156
Other current assets	16,504	8,047

Total current assets	289,674	321,536

Property, plant and equipment, net	66,920	67,382
Goodwill	118,215	77,273
Intangible assets, net	37,284	31,745
Long-term investments	28,199	29,490
Investments in equity securities	2,042	2,042
Deferred income taxes	6,454	6,074
Other assets	4,060	3,550

Total assets	$552,848	$539,092

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$27,227	$27,171
Deferred income on shipments to distributors	18,868	16,167
Accrued expenses, income taxes and other current liabilities	59,538	72,459

Total current liabilities	105,633	115,797

Deferred income taxes	5,836	4,519
Other liabilities	23,788	21,869

Shareholders' equity:
Preferred stock	-	-
Common stock	2,778	2,749
Additional paid-in capital	369,239	359,790
Retained earnings	145,360	127,291
Treasury stock, at cost	(111,893)	(101,411)
Accumulated other comprehensive income	12,107	8,488

Total shareholders' equity	417,591	396,907

Total liabilities and shareholders' equity	$552,848	$539,092

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended August 31,
	2011	2010
Gross profit – GAAP basis	$60,344	$58,658
Stock-based compensation (a)	(1,010)	(491)
Amortization of intangible assets	1,837	1,376
Impact of inventory write-up on acquisitions	245	160
Gross profit– non-GAAP basis	$61,416	$59,703

Income from operations – GAAP basis	$21,520	$22,346

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	(1,010)	(491)
Research and development	(2,742)	(1,546)
Selling, general and administrative	(5,556)	(3,222)

Amortization of intangible assets included in:
Costs of goods sold	1,837	1,376
Selling, general and administrative	863	701

Restructuring charges	356	47
Release of claim liability	(558)	-
Transaction costs - mergers and acquisitions	323	-
Impact of inventory write-up on acquisitions	245	160
Impact of revaluation of contingent consideration	(398)	457
Transaction costs - building sale	57	-
Compensation expense on acquisitions (BridgeCo)	514	-
Income from operations – non-GAAP basis	$15,451	$19,828

Net income – GAAP basis	$11,891	$12,902
Non-GAAP adjustments (as scheduled above)	(6,069)	(2,518)
Tax effect of non-GAAP adjustments	2,585	1,133
Net income – non-GAAP basis	$8,407	$11,517

GAAP net income per share – diluted	$0.51	$0.57
Non-GAAP income per share – diluted	$0.36	$0.51

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) To eliminate compensation expense for Stock Appreciation Rights (“SARs”), restricted stock units and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $0.4 million and $0.1 million in the three month periods ended August 31, 2011 and 2010, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s prior annual employee incentive compensation program.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Six Months Ended August 31,
	2011	2010
Gross profit – GAAP basis	$116,129	$110,453
Stock-based compensation (a)	(693)	291
Amortization of intangible assets	3,422	2,454
Impact of inventory write-up on acquisitions	369	205
Impact of inventory write-off (Symwave)	588	-
Gross profit– non-GAAP basis	$119,815	$113,403

Income from operations – GAAP basis	$29,189	$24,147

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	(693)	291
Research and development	(1,700)	678
Selling, general and administrative	(3,584)	1,600

Amortization of intangible assets included in:
Costs of goods sold	3,422	2,454
Selling, general and administrative	1,669	1,388

Restructuring charges	699	868
Release of claim liability	(558)	-
Transaction costs - mergers and acquisitions	441	429
Impact of inventory write-up on acquisitions	369	205
Impact of inventory write-off (Symwave)	588	-
Impact of revaluation of contingent consideration	(381)	457
Transaction costs - building sale	57	-
Compensation cost on acquisition (BridgeCo)	592	-
Income from operations – non-GAAP basis	$30,110	$32,517

Net income – GAAP basis	$18,069	$13,529
Non-GAAP adjustments (as scheduled above)	921	8,370
Tax effect of non-GAAP adjustments	441	(2,721)
Net income – non-GAAP basis	$19,431	$19,178

GAAP net income per share – diluted	$0.77	$0.59
Non-GAAP net income per share – diluted	$0.83	$0.84

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented.  Cash paid in connection with exercises of SARs totaled $1.3 million and $0.8 million in the six month periods ended August 31, 2011 and 2010, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program.